Exhibit B
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G filed herewith and any amendments thereto, relating to the common stock, $0.10 par value, of Argonaut Group, Inc., is, or will be, filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.
Dated: February 14, 2006

HCC Insurance Holdings, Inc.
By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President

Houston Casualty Company
By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President

U.S. Specialty Insurance Company
By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President

HCC Life Insurance Company
By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President

Avemco Insurance Company
By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President